UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2004

RENT-WAY, INC.
 (Exact name of registrant as specified in its charter)

Pennsylvania	0-22026	25-1407782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One RentWay Place, Erie, Pennsylvania		16505
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (814) 455-5378

Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.                     Description

99.1                                 Notice to Directors and Executive Officers of Rent-Way, Inc. dated February 9, 2004.

Item 11. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

                On February 5, 2004, Rent-Way, Inc. received from the trustee of the Rent-Way, Inc. Retirement Savings Plan (the "401(k) plan") a notice required by section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 (29 U.S.C. 1021(i)(2)(E)) regarding a blackout period that will temporarily prevent participants in the 401(k) plan from engaging in transactions in Rent-Way common stock or associated derivative securities held in their individual accounts. Pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR promulgated thereunder, Rent-Way mailed a notice to its directors and executive officers informing them that a blackout period will begin at 3:00 p.m. Eastern Time, on March 26, 2004 and is expected to end the week of May 9, 2004. A copy of the notice mailed on February 9, 2004 is set forth in Exhibit 99.1 and is incorporated herein by reference.

                During the blackout period, plan participants will not be able to direct or diversify investments in their individual accounts, obtain a loan, or obtain a distribution from the 401(k) plan. The reason for the blackout period is to complete the transfer of the trustee and recordkeeping services under the 401(k) plan to Merrill Lynch, who will become the new trustee for the 401(k) plan effective April 1, 2004.

                During the blackout period and for a period of two years after the end of the blackout period, a security holder or other interested person may obtain from Rent-Way, without charge, the actual start and end dates of the blackout period by contacting Ronald DeMoss, Rent-Way's Vice President and General Counsel at One RentWay Place, Erie, Pennsylvania 16505, telephone number: (814) 461-5840.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 9, 2004	By:	/S/ WILLIAM A. MCDONNELL
William A. McDonnell
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                 Description

99.1                             Notice to Directors and Executive Officers of Rent-Way, Inc. dated February 9, 2004.